Exhibit 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                         WALNUT FINANCIAL SERVICES, INC.


         Pursuant  to  Section   16-10a-1007   of  the  Utah  Revised   Business
Corporation Act (the "URBCA"), the undersigned corporation adopts the following Articles of Amendment and Restatement by stating as follows:

         1.       The  present  name  of the  corporation  is  Walnut  Financial
Services, Inc.

         2. The following amendment and restatement of its Articles of Incorporation was approved by the Board of Directors for submission to the stockholders of the corporation, and was adopted by the shareholders of the corporation at a meeting duly held on November 1, 1999, in the manner prescribed by the URBCA.

         FIRST:   The name of the Corporation will be changed to THCG, Inc. (the
"Corporation").

         SECOND: The address of the Corporation's present registered office in the State of Utah and name of its present registered agent at such office is:

             Name of Registered Agent              Address of Registered Agent
             ------------------------              ---------------------------
             CT Corporation Sys.                   50 W. Broadway, 8th Floor
                                                   Salt Lake City, Utah 84101

         THIRD:   The purpose of the  Corporation is to engage in any lawful act or activity for which corporations may be organized under the URBCA.

         FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 55,000,000 shares, of which 50,000,000 shall be designated Common Stock, par value $0.01 per share, and 5,000,000 shall be designated Preferred Stock, par value $0.01 per share.

                  (a)      The Common Stock:

                  The holders of Common Stock shall be entitled to one vote for each share so held (with all such shares voting together as a single group), and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the by-laws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock, and except as may be provided by the laws of the State of Utah, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation, remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

                  (b)      The Preferred Stock:

                  The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

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                           (i)      the  designation of such series,  the number
of shares to constitute such series and the stated value thereof, if different from the par value thereof;

                           (ii)     whether the shares of such series shall have
voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

                           (iii)    the  dividends,  if  any,  payable  on  such
series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class of stock, of the Corporation or any series of such class;

                           (iv)     whether the shares of such  series  shall be
subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (v)      the amount or amounts payable upon shares of
such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (vi)     whether the shares of such  series  shall be
subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (vii)    whether the shares of such  series  shall be
convertible into, or exchangeable for, shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                           (viii)   the limitations and restrictions, if any, to
be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class;

                           (ix)     the conditions or  restrictions,  if any, to
be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class of stock of the Corporation or any series of such class; and

                           (x)      any other powers, designations,  preferences
and  relative,  participating,   optional  or  other  special  rights,  and  any
qualifications, limitations or restrictions thereof.

         The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock.

         FIFTH:   (a)    The  business and affairs of the  Corporation  shall be
managed by or under the direction of the Board of Directors except as otherwise provided herein, in the by-laws of the Corporation or required by law.

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                  (b)    Election  of  directors  need not be by written  ballot
unless the by-laws of the Corporation shall so provide.

                  (c) The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation.
Commencing on the effective time of the merger (the "Merger") of Tower Hill Acquisition Corp., a New York corporation and a wholly-owned subsidiary of the Corporation, with and into Tower Hill Securities, Inc., a New York corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III directors shall be appointed by the Board of Directors upon the effective time of the Merger. The initial Class I directors shall serve until the first annual meeting of stockholders after the Merger. The initial Class II directors shall serve until the second annual meeting of stockholders after the Merger. The initial Class III directors shall serve until the third annual meeting of stockholders after the Merger. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

                  (d) No director of the Corporation shall be removed from his office as a director by vote, consent or other action of the stockholders or otherwise except for cause.

         SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 16-10a-842 of the URBCA, or (iv) for any transaction from which the director derived any improper personal benefit. If the URBCA is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the URBCA, as so amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH: (a) The Corporation shall to the fullest extent permitted by Utah law, as in effect from time to time (but in case of any amendment of the URBCA, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director of officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article NINTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by

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such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries; (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

                  (b) Expenses incurred by a person who is or was a director or officer of the Corporation (or any predecessor) or any of its wholly-owned Subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former directors or other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (c) For purposes of this Article EIGHTH, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

                  (d) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article EIGHTH or the by-laws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article EIGHTH to any director or officer or former director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

         NINTH: (a) Except as provided otherwise by law or the by-laws of the Corporation, the by-laws of the Corporation may be amended or repealed or new by-laws (not inconsistent with any provision of law or this Certificate of Incorporation) may be adopted by the Board of Directors.

                  (b)    The  by-laws  of  the  Corporation  may be  amended  or
repealed  at  any  annual  meeting  of  stockholders,   or  special  meeting  of
stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

         3. At the time of the adoption of this Restatement of Articles of Incorporation, there were a total of 3,350,533 shares of Common Stock outstanding, all of which shares were entitled to vote on this Restatement of Articles of Incorporation. Holders of 2,521,266 shares were indisputably represented at the meeting.

         4. At least 2,490,195 shares were voted for this Restatement of Articles of Incorporation, and that number was sufficient for its approval.

Dated as of the 1st day of November, 1999.

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                                    WALNUT FINANCIAL SERVICES, INC.

                                    By: /s/ Joel S. Kanter
                                       ------------------------------
                                        Joel S. Kanter, President

ATTEST:

/s/ Joshua S. Kanter
---------------------------
Joshua S. Kanter, Secretary

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


                       ACKNOWLEDGMENT OF REGISTERED AGENT


         The undersigned, CT Corporation System, hereby acknowledges that he/she has been named as registered agent of THCG, INC., a Utah corporation (formerly known as Walnut Financial Services, Inc.), and the undersigned hereby agrees to act as registered agent of said corporation.


                                      CT Corporation System
                                      Name: /s/ Anne E. Diamond, Asst Secretary
                                           ------------------------------------
                                           Registered Agent


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